Exhibit 99.3

HONEYWELL INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 29, 2026, Honeywell International Inc., a Delaware corporation (the “Company” or “Honeywell Technologies”), completed the previously-announced spin-off (the “Spin-Off”) of Honeywell Aerospace Inc., a Delaware corporation (“Aerospace”). Following the Spin-Off, Honeywell International Inc. now operates as Honeywell Technologies. Honeywell Technologies distributed all of the shares of Aerospace common stock on a pro rata basis to Honeywell Technologies shareowners. Each Honeywell Technologies shareowner received one share of Aerospace common stock for every two shares of Honeywell Technologies common stock held of record as of the close of business on June 15, 2026, except that they will receive cash in lieu of any fractional shares of Aerospace common stock that they would have received after application of such distribution ratio. Aerospace is now an independent publicly-traded company under the symbol “HONA” on the Nasdaq Stock Market LLC.

Honeywell Technologies entered into various agreements to effect the Spin-Off and provide for the relationship between Honeywell Technologies and Aerospace, including, among others, a separation and distribution agreement, a tax matters agreement, a trademark license agreement, and a transition services agreement.

After the date of the Spin-Off, Honeywell Technologies no longer consolidates Aerospace into its financial results. The historical financial results of Aerospace will be reflected in Honeywell Technologies’ consolidated financial statements as discontinued operations under generally accepted accounting principles in the United States of America (“GAAP”) for all periods beginning in the third quarter of 2026.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical consolidated financial statements and give effect to the Spin-Off. The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2026, and the years ended December 31, 2025, 2024, and 2023, reflect the results of operations as if the Spin-Off had occurred on January 1, 2023, in that they reflect the reclassification of Aerospace as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2026, and for the year ended December 31, 2025, give effect to the Spin-Off as if it had occurred on January 1, 2025. As a result, there are no transaction accounting adjustments for the years ended December 31, 2024, and 2023, respectively. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026, reflects the Company’s financial position as if the Spin-Off had occurred on March 31, 2026.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon management’s estimates utilizing the best available information and are subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited Pro Forma Condensed Consolidated Financial Statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Spin-Off occurred as of the dates indicated. In addition, the unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Spin-Off and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes.

The adjustments included within the “Aerospace Discontinued Operations” column of the unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. Honeywell Technologies’ current estimates on a discontinued operations basis are preliminary and could change as Honeywell Technologies finalizes discontinued operations accounting to be recorded in the 2026 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2026

March 31, 2026 (in millions)	As Reported	Aerospace Discontinued Operations (a)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$11,977	$(989)	$(11)	(b)	$10,977
Short-term investments	413	—	—		413
Accounts receivable, less allowance of $165	8,062	(3,330)	4	(e)	4,736
Inventories	6,369	(4,634)	—		1,735
Assets held for sale	2,377	—	—		2,377
Other current assets	1,392	(335)	9	(i)	1,066
Total current assets	30,590	(9,288)	2		21,304
Investments and long-term receivables	1,414	(116)	—		1,298
Property, plant and equipment—net	4,664	(2,170)	—		2,494
Goodwill	21,079	(3,023)	—		18,056
Other intangible assets—net	6,562	(1,550)	—		5,012
Deferred income taxes	199	(44)	—		155
Other assets	9,480	(4,920)	—		4,560
Total assets	$73,988	$(21,111)	$2		52,879
LIABILITIES
Current liabilities
Accounts payable	$6,026	$(2,633)	$—		$3,393
Commercial paper and other short-term borrowings	4,630	—	—		4,630
Current maturities of long-term debt	3,099	(5)	—		3,094
Accrued liabilities	7,112	(2,897)	344	(c)(i)	4,559
Liabilities held for sale	1,218	—	—		1,218
Total current liabilities	22,085	(5,535)	344		16,894
Long-term debt	29,010	(15,846)	—		13,164
Deferred income taxes	1,581	(733)	(8)	(i)	840
Postretirement benefit obligations other than pensions	108	—	—		108
Other liabilities	6,537	(2,330)	—		4,207
SHAREOWNERS' EQUITY
Capital—common stock issued	958	—	—		958
—additional paid-in capital	10,480	—	—		10,480
Common stock held in treasury, at cost	(43,904)	—	—		(43,904)
Accumulated other comprehensive (loss)	(4,973)	870	—		(4,103)
Retained earnings	51,029	2,567	(334)	(j)	53,262
Total Honeywell shareowners’ equity	13,590	3,437	(334)		16,693
Noncontrolling interest	1,077	(104)	—		973
Total shareowners' equity	14,667	3,333	(334)		17,666
Total liabilities and shareowners' equity	$73,988	$(21,111)	$2		$52,879

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2026

Three months ended March 31, 2026 (Dollars in millions, except per share amounts)	As Reported	Aerospace Discontinued Operations (a)	Transaction Accounting Adjustments		Pro Forma
Product sales	$5,867	$(2,391)	$—		$3,476
Service sales	3,276	(1,929)	—		1,347
Net sales	9,143	(4,320)	—		4,823
Costs, expenses and other
Cost of products sold	3,863	(1,809)	—		2,054
Cost of services sold	1,741	(899)	—		842
Total cost of products and services sold	5,604	(2,708)	—		2,896
Research and development expenses	492	(198)	—		294
Selling, general and administrative expenses	1,310	(257)	—		1,053
Impairment of assets held for sale	263	—	—		263
Loss on debt extinguishment	239	—	—		239
Other (income) expense	(7)	(90)	(40)	(d)(e)(f)	(137)
Interest and other financial charges	356	(84)	(40)	(g)	232
Total costs, expenses and other	8,257	(3,337)	(80)		4,840
Income from continuing operations before taxes	886	(983)	80		(17)
Tax expense	91	(209)	15	(h)	(103)
Net income from continuing operations	795	(774)	65		86
Less: Net (loss) attributable to noncontrolling interest	(26)	(8)	—		(34)
Net income from continuing operations attributable to Honeywell	$821	$(766)	$65		$120
Weighted average shares outstanding (millions)—basic	634.7				634.7
Earnings per share of common stock from continuing operations—basic	$1.29				$0.19
Weighted average shares outstanding (millions)—assuming dilution	638.4				638.4
Earnings per share of common stock from continuing operations—assuming dilution	$1.29				$0.19

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2025

Year ended December 31, 2025 (Dollars in millions, except per share amounts)	As Reported	Aerospace Discontinued Operations (a)	Transaction Accounting Adjustments		Pro Forma
Product sales	$24,515	$(9,936)	$—		$14,579
Service sales	12,927	(7,561)	—		5,366
Net sales	37,442	(17,497)	—		19,945
Costs, expenses and other
Cost of products sold	16,153	(7,731)	—		8,422
Cost of services sold	7,460	(3,817)	—		3,643
Total cost of products and services sold	23,613	(11,548)	—		12,065
Research and development expenses	1,812	(743)	—		1,069
Selling, general and administrative expenses	5,450	(804)	17	(d)	4,663
Impairment of goodwill	724	—	—		724
Impairment of assets held for sale	270	—	—		270
Other (income) expense	(1,247)	114	(187)	(d)(e)(f)	(1,320)
Interest and other financial charges	1,344	(344)	(212)	(g)	788
Total costs, expenses and other	31,966	(13,325)	(382)		18,259
Income from continuing operations before taxes	5,476	(4,172)	382		1,686
Tax expense	1,008	(717)	55	(h)	346
Net income from continuing operations	4,468	(3,455)	327		1,340
Less: Net income attributable to noncontrolling interest	7	(35)	—		(28)
Net income from continuing operations attributable to Honeywell	$4,461	$(3,420)	$327		$1,368
Weighted average shares outstanding (millions)—basic	639.0				639.0
Earnings per share of common stock from continuing operations—basic	$6.98				$2.14
Weighted average shares outstanding (millions)—assuming dilution	642.8				642.8
Earnings per share of common stock from continuing operations—assuming dilution	$6.94				$2.13

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024

Year ended December 31, 2024 (Dollars in millions, except per share amounts)	As Reported	Aerospace Discontinued Operations (a)	Pro Forma
Product sales	$22,841	$(8,497)	$14,344
Service sales	11,876	(6,939)	4,937
Net sales	34,717	(15,436)	19,281
Costs, expenses and other
Cost of products sold	15,017	(6,427)	8,590
Cost of services sold	6,343	(3,426)	2,917
Total cost of products and services sold	21,360	(9,853)	11,507
Research and development expenses	1,454	(585)	869
Selling, general and administrative expenses	5,235	(722)	4,513
Impairment of assets held for sale	219	—	219
Other (income) expense	(843)	338	(505)
Interest and other financial charges	1,048	(251)	797
Total costs, expenses and other	28,473	(11,073)	17,400
Income from continuing operations before taxes	6,244	(4,363)	1,881
Tax expense	1,249	(664)	585
Net income from continuing operations	4,995	(3,699)	1,296
Less: Net income attributable to noncontrolling interest	27	(33)	(6)
Net income from continuing operations attributable to Honeywell	$4,968	$(3,666)	$1,302
Weighted average shares outstanding (millions)—basic	650.9		650.9
Earnings per share of common stock from continuing operations—basic	$7.63		$2.00
Weighted average shares outstanding (millions)—assuming dilution	655.3		655.3
Earnings per share of common stock from continuing operations—assuming dilution	$7.58		$1.99

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2023

Year ended December 31, 2023 (Dollars in millions, except per share amounts)	As Reported	Aerospace Discontinued Operations (a)	Pro Forma
Product sales	$22,345	$(7,305)	$15,040
Service sales	10,664	(6,297)	4,367
Net sales	33,009	(13,602)	19,407
Costs, expenses and other
Cost of products sold	14,836	(5,546)	9,290
Cost of services sold	5,801	(2,899)	2,902
Total cost of products and services sold	20,637	(8,445)	12,192
Research and development expenses	1,375	(547)	828
Selling, general and administrative expenses	4,887	(599)	4,288
Other (income) expense	(830)	319	(511)
Interest and other financial charges	749	(167)	582
Total costs, expenses and other	26,818	(9,439)	17,379
Income from continuing operations before taxes	6,191	(4,163)	2,028
Tax expense	1,262	(458)	804
Net income from continuing operations	4,929	(3,705)	1,224
Less: Net income attributable to noncontrolling interest	16	(28)	(12)
Net income from continuing operations attributable to Honeywell	$4,913	$(3,677)	$1,236
Weighted average shares outstanding (millions)—basic	663.0		663.0
Earnings per share of common stock from continuing operations—basic	$7.41		$1.86
Weighted average shares outstanding (millions)—assuming dilution	668.2		668.2
Earnings per share of common stock from continuing operations—assuming dilution	$7.36		$1.85

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Aerospace Discontinued Operations:

(a)Reflects the discontinued operations of Aerospace, including the associated assets, liabilities, equity and results of operations in accordance with Accounting Standards Codification 205-20, Presentation of Financial Statements—Discontinued Operations.

Transaction Accounting Adjustments:

(b)    Reflects the estimated cash Aerospace receives from Honeywell Technologies. The amount is based on the expectation that $1 billion will be retained by Aerospace in connection with the Spin-Off.

(c)    Reflects the accrual for additional estimated nonrecurring costs of $243 million related to professional advisory services and other costs related to the Spin-Off we expect to incur between March 31, 2026 and the distribution date.

(d)    Reflects the effect of the transition services agreement Honeywell Technologies entered into with Aerospace. The expenses related to services to be provided to Honeywell Technologies by Aerospace of $17 million are recorded in Selling, general and administrative expenses for the year ended December 31, 2025. The income related to services to be provided to Aerospace by Honeywell Technologies of $3 million and $37 million is in Other (income) expense for the three months ended March 31, 2026, and year ended December 31, 2025, respectively.

(e)    Reflects the net impact of sub-lease arrangements Honeywell Technologies entered into with Aerospace in connection with the Spin-Off. The adjustment records $4 million of rent receivables within Accounts receivable as of March 31, 2026. The adjustment also records $1 million and $4 million of related operating lease income within Other (income) expense for the three months ended March 31, 2026, and the year ended December 31, 2025, respectively.

(f)    Reflects the impacts of the trademark license agreement Honeywell Technologies entered into with Aerospace. The adjustment records income of $36 million and $146 million within Other (income) expense for the three months ended March 31, 2026, and the year ended December 31, 2025, respectively.

(g)    On March 16, 2026, in connection with the Spin-Off, Aerospace issued $16.0 billion of senior unsecured notes and distributed $6.0 billion of the senior unsecured notes that were exchange notes and $9.1 billion of cash proceeds from the senior unsecured notes that were new money notes to Honeywell Technologies. Honeywell Technologies used $13.0 billion related to such distributions to repay third-party debt. Interest expense was reduced by an estimated $40 million and $212 million for the three months ended March 31, 2026, and the year ended December 31, 2025, respectively, associated with the borrowings repaid.

(h)    Reflects the income tax effect of the pro forma adjustments. This adjustment was calculated by applying the statutory tax rates in the respective jurisdictions to each of the pre-tax pro forma transaction accounting adjustments. Computation of the pro forma tax effect also reflects the effects of taxable limitation provisions under U.S. federal income tax law.

(i)    Reflects an additional $9 million of estimated tax assets within Other current assets and an additional $92 million of estimated tax liabilities within Accrued Liabilities related to frictional tax costs expected to be incurred before the distribution date. There is also an $8 million decrease to the deferred tax liability reflecting an increase in our U.S. foreign tax credit carryforwards due to certain frictional tax costs that are expected to be creditable in the U.S.

(j)    Reflects the effect on total shareowners’ equity of the adjustments described in notes (b) through (i) above.